Exhibit 99.2

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

IRT
LISTED
NYSE

Legacy at Jones Farm Huntsville, AL

Q1 2026

IRTLIVING.COM

INDEPENDENCE REALTY TRUST

COMPANY INFORMATION

Independence Realty Trust, Inc. (NYSE: IRT), an S&P 400 MidCap Company, is a real estate investment trust (“REIT”) that owns and operates multifamily communities, across non-gateway U.S. markets. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT’s main investment objective is to provide attractive risk-adjusted returns to shareholders through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website, www.irtliving.com.

Corporate Headquarters	1835 Market Street, Suite 2601
Philadelphia, PA 19103
267.270.4800

Trading Symbol on NYSE	IRT

Credit Ratings	Fitch Ratings	BBB l Stable
	Standard & Poors' Ratings Services	BBB l Stable

Investor Relations	Stephanie Krewson-Kelly
267.270.4815
SKrewson@IRTLiving.com

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, our earnings guidance, and the assumptions underlying such guidance, our expectations with respect to the timing and terms of sales, if any, with respect to the two properties which are classified as held for sale as of March 31, 2026, the assumptions underlying the determination of the fair value of our impairment charge for one of our properties held for sale as of March 31, 2026, our expectations with respect to projects scheduled to start in 2026 and our expectations with respect to future acquisitions and dispositions. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements.

Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, delays in the completion of, and failure to achieve anticipated benefits of, our projects with our joint venture partners, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, inability or failure to achieve anticipated benefits from future acquisitions and dispositions, delays in completing, and cost overruns incurred in connection with, our Value Add initiatives and failure to achieve rent increases and occupancy levels on account of the Value Add initiatives, unexpected impairments or impairments in excess of our estimates, new and/or increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents and fees or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, economic conditions, including inflation and recessionary conditions and their related impacts on the real estate industry, U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, the impacts from a new or prolonged U.S. government shutdown, the impacts from existing and/or future U.S. foreign policy decisions including the involvement of the U.S. in foreign disputes and foreign wars, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, including but not limited to a third party's unauthorized access to our data or the data of our residents, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2025 and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.

These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust Announces First Quarter 2026 Financial Results

PHILADELPHIA – (BUSINESS WIRE) – April 29, 2026 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, announces its first quarter 2026 financial results.

First Quarter 2026 EPS of $0.00

First Quarter 2026 CFFO Per Share of $0.26

In Line with Expectations

Same-Store Portfolio NOI Growth of 1.0% for the First Quarter 2026

1.4% Increase in Rental Revenue and 2.0% Increase in Property Operating Expenses, Year Over Year

Continued Strong Resident Retention Rate of 60.5%

Completed 426 Renovations in Value Add Initiative for the First Quarter 2026

Achieved Average ROI of 15.4%

Repurchased 1.8 Million Shares of Our Common Stock for $29.9 Million in the First Quarter 2026

Balance Sheet Remains Strong

Conservative Leverage and Ample Liquidity to Fund Growth

$350 Million Unsecured Term Loan Refinanced 2026 Debt Maturities; No Debt Maturities Until 2028

 Affirm Full Year 2026 Core FFO Per Share Guidance

Management Commentary

“First quarter 2026 results were in line with our expectations and marked a solid start to the year,” said Scott Schaeffer, Chairman and CEO of IRT. “Portfolio occupancy and retention rates remain stable and supply pressure continues to abate across our portfolio. Asking rents have increased 2.8% to-date, driven by consistent demand for our communities. We expect market fundamentals to continue to improve during the rest of the year which, combined with our proven ability to manage expenses, will drive NOI growth that supports our 2026 outlook.”

First Quarter Summary

•

Net (loss) income available to common shares of $(0.1) million for the quarter ended March 31, 2026 compared to $8.4 million for the quarter ended March 31, 2025. Earnings per diluted share (“EPS”) of $0.00 for the quarter ended March 31, 2026 compared to $0.04 for the quarter ended March 31, 2025.

•

CFFO of $63.5 million for the quarter ended March 31, 2026 compared to $64.2 million for the quarter ended March 31, 2025. CFFO per share was $0.26 for the first quarter of 2026 compared to $0.27 for the first quarter of 2025.

•	Same-store portfolio NOI growth of 1.0% for the quarter ended March 31, 2026 compared to the quarter ended March 31, 2025.

•	Adjusted EBITDA of $86.4 million for the quarter ended March 31, 2026 compared to $85.7 million for the quarter ended March 31, 2025.

•	Value Add Initiative completed renovations of 426 units during the quarter ended March 31, 2026, achieving a weighted average return on investment during the quarter of 15.4%.

Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures used herein and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP, as well as discussion of our same-store methodology.

Same-Store Portfolio(1) Operating Results

Three Months Ended
March 31, 2026 Compared to
Three Months Ended
March 31, 2025
Rental and other property revenue	1.4% increase
Property operating expenses	2.0% increase
NOI	1.0% increase
Portfolio average occupancy	10 bps decrease to 95.2%
Portfolio average rental rate	0.4% increase to $1,595
NOI Margin	30 bps decrease to 62.9%

	Q4 2025(2)	Q1 2026(3)
Same-Store Portfolio(1)
Average Occupancy	95.3%	95.2%
Lease Over Lease Effective Rental Rate Growth:
New Leases	(3.5)%	(4.0)%
Renewal Leases	3.0%	3.2%
Blended	1.0%	0.7%
Resident Retention Rate	61.2%	60.5%
Same-Store Portfolio excluding Ongoing Value Add
Average Occupancy	95.5%	95.4%
Lease Over Lease Effective Rental Rate Growth:
New Leases	(4.4)%	(4.8)%
Renewal Leases	3.2%	3.6%
Blended	0.9%	0.7%
Resident Retention Rate	60.2%	59.9%
Value Add (34 properties with Ongoing Value Add)
Average Occupancy	94.9%	94.9%
Lease Over Lease Effective Rental Rate Growth:
New Leases	(1.8)%	(2.4)%
Renewal Leases	2.5%	2.4%
Blended	1.2%	0.8%
Resident Retention Rate	63.1%	61.7%

(1)	Same-store portfolio includes 109 properties, containing 31,735 units.
(2)	In Q4 2025, new, renewal, and blended lease over lease rent growth for all leases was (6.3)%, 3.1%, and (1.0)%, respectively.
(3)	In Q1 2026, new, renewal, and blended lease over lease rent growth for all leases was (5.1)%, 3.4% and (0.5)%, respectively.

Value Add Initiative

We completed renovations of 426 units during the three months ended March 31, 2026, achieving a weighted average return on investment of 15.4%, with an average cost per unit renovated of $20,364, and an average monthly rent increase per unit of $261 over unrenovated comparable units. See the Value Add Summary page of our supplemental information for additional information on our projects' life to date as of March 31, 2026.

Investment Activity

Acquisitions

•	On January 15, 2026, we acquired a 140-unit community in Columbus, Ohio, for $29.5 million. The acquisition increased our exposure in Columbus, Ohio from 2,510 units to 2,650 units.

Joint Ventures

•

Tisdale at Lakeline Station, Austin, Texas: On January 20, 2026, we acquired our joint venture partner's 10% membership interest and assumed full operational control and 100% equity ownership of the Tisdale at Lakeline Station property underlying this joint venture. We began consolidating the assets and liabilities of the property and its operating results on January 20, 2026. The property is a 378-unit community in lease-up and was 33.6% occupied as of April 27, 2026.

Capital Expenditures

Across our total portfolio for the three months ended March 31, 2026, recurring capital expenditures were $6.1 million, or $176 per unit; Value Add Initiative expenditures were $8.6 million; non-recurring expenditures were $5.5 million; and development expenditures were $1.9 million, respectively.

Capital Markets

•

$350 Million Unsecured Term Loan: As previously disclosed, on February 11, 2026, we entered into an amended and restated credit agreement that provides for a new $350 million unsecured term loan that was used to repay our $200 million term loan and fund mortgage maturities set for 2026. The $350 million unsecured term loan matures in February 2030, subject to a one-year extension option. This amended and restated credit agreement strengthened our balance sheet by increasing the capacity under our unsecured credit agreement to $1.5 billion (with the ability to request the capacity be further increased to $2.0 billion) and extending our debt maturity profile.

•

Stock Repurchases: Our Board of Directors previously authorized a stock repurchase program for the repurchase of up to $250.0 million of the Company's common stock. During the three months ended March 31, 2026, we repurchased approximately 1.8 million shares of common stock at an average price per share of $16.24. The total aggregate cost for the quarter was approximately $29.9 million. As of March 31, 2026, there was approximately $190.1 million remaining under our stock repurchase program.

Balance Sheet and Liquidity

At March 31, 2026, our net debt to Adjusted EBITDA was 6.5x. As of the same date and including the effect of hedges, our weighted average effective interest rate on our consolidated debt was 4.3% with a weighted average maturity of 3.1 years, and 89.3% of our debt was either subject to fixed interest rates or was hedged. Also as of March 31, 2026, we had approximately $563.0 million in liquidity through a combination of unrestricted cash and cash equivalents, and capacity under our unsecured revolver.

Dividend Distribution

On March 9, 2026, our Board of Directors declared a quarterly dividend of $0.17 per share of common stock. The first quarter dividend was paid on April 17, 2026 to stockholders of record at the close of business on March 27, 2026.

2026 EPS, FFO and CFFO Guidance

We affirm our guidance ranges for 2026 EPS, FFO, and CFFO per share and same-store NOI. We have updated our outlook for weighted average shares/units outstanding to reflect the stock repurchase activity completed in Q1 2026. A reconciliation of our projected EPS to our projected FFO and CFFO per share is included below. See the schedules and definitions at the end of this release for further information regarding how we calculate CFFO and for management’s definition and rationale for the usefulness of CFFO.

2026 Full Year EPS and CFFO Guidance(1)(2)	Low	High
Earnings per share	$0.21	$0.28
Adjustments:
Depreciation and amortization	1.06	1.06
Gain on sale of real estate assets (3)	(0.12)	(0.15)
FFO per share	1.15	1.19
Loan (premium accretion) discount amortization, net	(0.03)	(0.03)
CFFO per share (2)	$1.12	$1.16
(1)

This guidance, including the underlying assumptions presented in the 2026 Guidance Assumptions table that follows, constitutes forward-looking information. Actual full year 2026 EPS, FFO, and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements”.

(2)	Per share guidance is based on 242.2 million weighted average shares and units outstanding.
(3)	Gain on sale of real estate assets includes gains on sale expected to be recognized with respect to two properties classified as held for sale as of March 31, 2026.

2026 Guidance Assumptions(1)

Our key guidance assumptions for 2026 are enumerated below. See the definitions at the end of this release for further information regarding our same-store definitions.

Same-Store Portfolio:	2026 Outlook:
Number of properties/units	109 properties / 31,735 units
Property revenue growth	1.0% - 2.4%
Controllable operating expense growth	4.6% - 5.6%
Real estate tax and insurance expense growth	0.0% - 1.0%
Total operating expense growth	2.9% - 3.9%
NOI growth	(0.6%) - 2.2%

Corporate Expenses ($ in millions)
General and administrative & property management expenses	$55 - $57
Interest expense(2)	$93 - $97

Transaction/Investment Volume(3) ($ in millions)
Acquisition volume	$145
Disposition volume	$106 - $112

Capital Expenditures ($ in millions)
Recurring	$29 - $33
Value add renovation program	$42 - $46
Non-recurring and revenue enhancing	$32 - $36
Development	—

(1)

This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. We undertake no duty to update the assumptions used in our guidance except as required by law. See “Forward-Looking Statements.”

(2)

Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting we recorded loan premiums, net, that are accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion is excluded from CFFO.

(3)

Acquisition volume reflects one property in Columbus, Ohio and the consolidation of a property underlying our joint venture investment in Austin, Texas, both of which occurred during the first quarter. Disposition volume reflects $106 million to $112 million related to the expected disposition of two properties classified as held for sale as of March 31, 2026. There can be no assurance that these dispositions will be consummated at expected pricing levels, within expected time frames, or at all. We continue to evaluate our portfolio for capital recycling opportunities so actual acquisition and disposition volume could vary significantly from our projections.

See the schedules at the end of this earnings release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same-store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, April 30, 2026 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.888.440.3307, access code 1963990. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website until the next earnings release. A replay of the conference call can also be accessed telephonically until Thursday, May 7, 2026 by dialing 1.800.770.2030, access code 1963990.

Supplemental Information

We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store portfolio information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investors" section.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE: IRT), an S&P 400 MidCap Company, is a real estate investment trust (“REIT”) that owns and operates multifamily communities, across non-gateway U.S. markets. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT’s main investment objective is to provide attractive risk-adjusted returns to shareholders through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website, www.irtliving.com.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, our earnings guidance, and the assumptions underlying such guidance, our expectations with respect to the timing and terms of sales, if any, with respect to the two properties which are classified as held for sale as of March 31, 2026, the assumptions underlying the determination of the fair value of our impairment charge for one of our properties held for sale as of March 31, 2026, our expectations with respect to projects scheduled to start in 2026 and our expectations with respect to future acquisitions and dispositions. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements.

Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, delays in the completion of, and failure to achieve anticipated benefits of, our projects with our joint venture partners, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, inability or failure to achieve anticipated benefits from future acquisitions and dispositions, delays in completing, and cost overruns incurred in connection with, our Value Add initiatives and failure to achieve rent increases and occupancy levels on account of the Value Add initiatives, unexpected impairments or impairments in excess of our estimates, new and/or increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents and fees or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, economic conditions, including inflation and recessionary conditions and their related impacts on the real estate industry, U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, the impacts from a new or prolonged U.S. government shutdown, the impacts from existing and/or future U.S. foreign policy decisions including the involvement of the U.S. in foreign disputes and foreign wars, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, including but not limited to a third party's unauthorized access to our data or the data of our residents, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2025 and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.

These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

FINANCIAL & OPERATING HIGHLIGHTS

Dollars in thousands, except per share data

	For the Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Selected Financial Information:
Operating Statistics:
Net (loss) income available to common shares	$(68)	$33,266	$6,893	$8,046	$8,354
Earnings per share -- diluted	$0.00	$0.14	$0.03	$0.03	$0.04
Rental and other property revenue	$165,213	$166,797	$166,888	$161,891	$160,905
Property operating expenses	$62,124	$57,260	$61,699	$60,935	$59,263
NOI	$103,089	$109,537	$105,189	$100,956	$101,642
NOI margin	62.4%	65.7%	63.0%	62.4%	63.2%
Adjusted EBITDA	$86,447	$98,520	$92,643	$87,556	$85,748
FFO per share	$0.27	$0.33	$0.30	$0.28	$0.28
CFFO per share	$0.26	$0.32	$0.29	$0.28	$0.27
Dividends per share	$0.17	$0.17	$0.17	$0.17	$0.16
CFFO payout ratio	65.4%	53.1%	58.6%	60.7%	59.3%

Portfolio Data:
Total gross assets	$7,167,416	$7,030,516	$7,058,026	$6,874,320	$6,844,114
Total number of operating properties (a)	115	114	115	113	113
Total units (a)	33,602	33,462	33,818	33,175	33,175
Portfolio period end occupancy (a)	94.7%	94.9%	95.1%	95.2%	94.9%
Portfolio average occupancy (a)	94.6%	94.8%	94.9%	95.2%	95.3%
Portfolio average effective monthly rent, per unit (a)	$1,593	$1,593	$1,593	$1,582	$1,583
Same-store portfolio (b):
Period end occupancy (b)	95.2%	95.6%	95.6%	95.4%	94.9%
Average occupancy (b)	95.2%	95.3%	95.3%	95.3%	95.3%
Average effective monthly rent, per unit (b)	$1,595	$1,597	$1,597	$1,591	$1,588

Capitalization:
Total debt (c)	$2,433,543	$2,281,475	$2,296,202	$2,249,801	$2,253,957
Common share price, period end	$14.89	$17.48	$16.39	$17.69	$21.23
Market equity capitalization	$3,598,014	$4,250,723	$4,016,286	$4,241,203	$5,088,933
Total market capitalization	$6,031,557	$6,532,198	$6,312,488	$6,491,004	$7,342,890
Total debt/total gross assets	34.0%	32.5%	32.5%	32.7%	32.9%
Net debt to adjusted EBITDA (d)	6.5x	5.7x	6.0x	6.3x	6.3x
Interest coverage	4.2x	4.8x	4.5x	4.7x	4.4x

Common shares and OP Units:
Shares outstanding	235,698,008	237,234,750	239,103,283	233,809,823	233,763,180
OP units outstanding	5,941,643	5,941,643	5,941,643	5,941,643	5,941,643
Common shares and OP units outstanding	241,639,651	243,176,393	245,044,926	239,751,466	239,704,823
Weighted average common shares and OP units	242,374,371	243,707,137	239,576,189	239,438,276	236,665,226

(a)	Excludes our development projects Flatiron Flats and Tisdale at Lakeline Station, as applicable. See the definitions at the end of this release.
(b)	Same-store portfolio consists of 109 properties, which represent 31,735 units.
(c)	Includes indebtedness associated with real estate held for sale, as applicable.
(d)

Reflects net debt to Adjusted EBITDA, which is annualized for each period presented, including adjustments for the timing and stabilization of acquisitions and the timing of dispositions impacting quarterly EBITDA. For the five quarters ended March 31, 2026, net debt to Adjusted EBITDA excluding adjustments for timing of acquisitions and dispositions was 6.9x, 5.7x, 6.1x, 6.3x, and 6.4x, respectively.

BALANCE SHEETS

Dollars in thousands, except per share data

	As of
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Assets:
Real estate held for investment, at cost	$6,700,142	$6,596,007	$6,571,161	$6,356,830	$6,442,303
Less: accumulated depreciation	(972,660)	(915,247)	(861,370)	(810,042)	(789,619)
Real estate held for investment, net	5,727,482	5,680,760	5,709,791	5,546,788	5,652,684
Real estate held for sale	76,858	76,468	107,182	119,875	—
Real estate under development	127,840	60,116	65,628	91,849	117,802
Cash and cash equivalents	23,341	23,564	23,290	19,491	29,055
Restricted cash	19,926	24,058	27,639	23,035	19,279
Investment in unconsolidated real estate entities	66,560	98,263	93,965	106,920	101,640
Other assets	44,151	45,711	47,771	38,389	39,330
Derivative assets	11,586	9,840	11,873	14,635	20,084
Intangible assets, net	1,564	2,970	5,453	1,644	3,620
Total assets	$6,099,308	$6,021,750	$6,092,592	$5,962,626	$5,983,494
Liabilities and Equity:
Indebtedness, net (a)	$2,433,543	$2,281,475	$2,296,202	$2,249,801	$2,253,957
Accounts payable and accrued expenses	84,160	92,355	119,513	105,576	86,399
Accrued interest payable	10,642	8,377	10,265	7,815	10,136
Dividends payable	41,003	41,275	41,592	40,691	37,865
Derivative liabilities	—	346	737	233	29
Other liabilities	8,318	8,496	9,023	7,550	7,929
Total liabilities	2,577,666	2,432,324	2,477,332	2,411,666	2,396,315
Equity:
Shareholders' Equity:
Preferred shares, $0.01 par value per share	—	—	—	—	—
Common shares, $0.01 par value per share	2,357	2,372	2,391	2,338	2,337
Additional paid in capital	3,976,536	4,005,168	4,022,309	3,920,436	3,918,718
Accumulated other comprehensive income	9,982	7,722	9,095	12,038	17,308
Accumulated deficit	(595,712)	(555,326)	(548,319)	(514,623)	(482,973)
Total shareholders' equity	3,393,163	3,459,936	3,485,476	3,420,189	3,455,390
Noncontrolling Interests	128,479	129,490	129,784	130,771	131,789
Total equity	3,521,642	3,589,426	3,615,260	3,550,960	3,587,179
Total liabilities and equity	$6,099,308	$6,021,750	$6,092,592	$5,962,626	$5,983,494

(a)	Includes indebtedness associated with real estate held for sale, as applicable.

STATEMENTS OF OPERATIONS, FFO & CFFO

TRAILING FIVE QUARTERS

(Dollars in thousands, except per share data)

	For the Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Revenue:
Rental and other property revenue	$165,213	$166,797	$166,888	$161,891	$160,905
Other revenue	109	330	250	297	338
Total revenue	165,322	167,127	167,138	162,188	161,243
Expenses:
Property operating expenses	62,124	57,260	61,699	60,935	59,263
Property management expenses	8,237	6,674	7,891	7,715	7,826
General and administrative expenses (a)	8,514	4,673	4,905	5,982	8,406
Depreciation and amortization expense	64,632	62,984	61,735	59,794	58,725
Casualty losses (gains), net	77	755	419	255	(115)
Total expenses	143,584	132,346	136,649	134,681	134,105
Interest expense	(20,732)	(20,422)	(20,455)	(18,773)	(19,348)
Gain on sale (loss on impairment) of real estate assets, net	—	17,491	(12,841)	—	1,496
Loss on extinguishment of debt	—	—	—	—	(67)
Other loss	(86)	(238)	(12)	—	(103)
(Loss) income from investments in unconsolidated real estate entities	(1,047)	2,403	9,814	(562)	(590)
Net (loss) income	$(127)	$34,015	$6,995	$8,172	$8,526
Loss (income) allocated to noncontrolling interests	59	(749)	(102)	(126)	(172)
Net (loss) income available to common shares	$(68)	$33,266	$6,893	$8,046	$8,354
Earnings per share - basic	$0.00	$0.14	$0.03	$0.03	$0.04
Weighted-average shares outstanding - Basic	236,432,728	237,765,494	233,634,546	233,496,633	230,723,583
Earnings per share - diluted	$0.00	$0.14	$0.03	$0.03	$0.04
Weighted-average shares outstanding - Diluted	236,432,728	238,495,087	234,283,170	234,131,752	231,828,484
Funds From Operations (FFO):
Net (loss) income	$(127)	$34,015	$6,995	$8,172	$8,526
Add-Back (Deduct):
Real estate depreciation and amortization	64,114	62,497	61,282	59,372	58,308
Our share of real estate depreciation and amortization from investments in unconsolidated real estate entities	876	609	375	457	457
(Gain on sale) loss on impairment of real estate assets, net, excluding prepayment gains	—	(17,491)	12,841	—	73
Gain on sale of real estate associated with unconsolidated real estate entities	—	(187)	(10,389)	—	—
FFO	$64,863	$79,443	$71,104	$68,001	$67,364
FFO per share	$0.27	$0.33	$0.30	$0.28	$0.28
CORE Funds From Operations (CFFO):
FFO	$64,863	$79,443	$71,104	$68,001	$67,364
Add-Back (Deduct):
Other depreciation and amortization	518	487	453	422	417
Casualty losses (gains), net	77	755	419	255	(115)
Loan (premium accretion) discount amortization, net	(2,017)	(2,013)	(2,001)	(1,985)	(2,029)
Prepayment (gains) penalties on asset dispositions	—	—	—	—	(1,569)
Loss on extinguishment of debt	—	—	—	—	67
Other loss	86	238	12	—	103
CFFO	$63,527	$78,910	$69,987	$66,693	$64,238
CFFO per share	$0.26	$0.32	$0.29	$0.28	$0.27
Weighted-average shares and units outstanding	242,374,371	243,707,137	239,576,189	239,438,276	236,665,226

(a)	Included in the three months ended March 31, 2026 and 2025 is $2.4 million and $2.8 million, respectively, of stock compensation expense recorded with respect to stock awards granted to retirement eligible employees.

STATEMENTS OF OPERATIONS, FFO & CFFO

Dollars in thousands, except per share data

	For the Three Months Ended
	March 31,
	2026	2025
Revenue:
Rental and other property revenue	$165,213	$160,905
Other revenue	109	338
Total revenue	165,322	161,243
Expenses:
Property operating expenses	62,124	59,263
Property management expenses	8,237	7,826
General and administrative expenses	8,514	8,406
Depreciation and amortization expense	64,632	58,725
Casualty losses (gains), net	77	(115)
Total expenses	143,584	134,105
Interest expense	(20,732)	(19,348)
Gain on sale of real estate assets, net	—	1,496
Loss on extinguishment of debt	—	(67)
Other loss	(86)	(103)
Loss from investments in unconsolidated real estate entities	(1,047)	(590)
Net (loss) income	(127)	8,526
Loss (income) allocated to noncontrolling interests	59	(172)
Net (loss) income available to common shares	$(68)	$8,354
Earnings per share - basic	$0.00	$0.04
Weighted-average shares outstanding - Basic	236,432,728	230,723,583
Earnings per share - diluted	$0.00	$0.04
Weighted-average shares outstanding - Diluted	236,432,728	231,828,484
Funds From Operations (FFO):
Net (loss) income	$(127)	$8,526
Add-Back (Deduct):
Real estate depreciation and amortization	64,114	58,308
Our share of real estate depreciation and amortization from investments in unconsolidated real estate entities	876	457
Loss on impairment of real estate assets, net, excluding prepayment gains	—	73
FFO	$64,863	$67,364
FFO per share	$0.27	$0.28
CORE Funds From Operations (CFFO):
FFO	$64,863	$67,364
Add-Back (Deduct):
Other depreciation and amortization	518	417
Casualty losses (gains), net	77	(115)
Loan (premium accretion) discount amortization, net	(2,017)	(2,029)
Prepayment (gains) penalties on asset dispositions	—	(1,569)
Loss on extinguishment of debt	—	67
Other loss	86	103
CFFO	$63,527	$64,238
CFFO per share	$0.26	$0.27
Weighted-average shares and units outstanding	242,374,371	236,665,226

ADJUSTED EBITDA RECONCILIATION AND COVERAGE RATIO

Dollars in thousands

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Net (loss) income	$(127)	$34,015	$6,995	$8,172	$8,526
Add-Back (Deduct):
Interest expense	20,732	20,422	20,455	18,773	19,348
Depreciation and amortization	64,632	62,984	61,735	59,794	58,725
Casualty losses (gains), net	77	755	419	255	(115)
(Gain on sale) loss on impairment of real estate assets, net	—	(17,491)	12,841	—	(1,496)
Loss on extinguishment of debt	—	—	—	—	67
Loss (income) from investments in unconsolidated real estate entities	1,047	(2,403)	(9,814)	562	590
Other loss	86	238	12	—	103
Adjusted EBITDA	$86,447	$98,520	$92,643	$87,556	$85,748

INTEREST COST:
Interest expense	$20,732	$20,422	$20,455	$18,773	$19,348

INTEREST COVERAGE:	4.2x	4.8x	4.5x	4.7x	4.4x

	For the Three Months Ended March 31,
	2026	2025
Net (loss) income	$(127)	$8,526
Add-Back (Deduct):
Interest expense	20,732	19,348
Depreciation and amortization	64,632	58,725
Casualty losses (gains), net	77	(115)
Gain on sale of real estate assets, net	—	(1,496)
Loss on extinguishment of debt	—	67
Loss from investments in unconsolidated real estate entities	1,047	590
Other loss	86	103
Adjusted EBITDA	$86,447	$85,748

INTEREST COST:
Interest expense	$20,732	$19,348

INTEREST COVERAGE:	4.2x	4.4x

SAME-STORE PORTFOLIO NET OPERATING INCOME & NOI BRIDGE (a) (b)

TRAILING FIVE QUARTERS

Dollars in thousands, except per unit data

	For the Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Revenue:
Rental and other property revenue	$156,095	$157,566	$158,216	$155,612	$154,004
Property Operating Expenses:
Real estate taxes	19,750	16,822	17,308	18,691	19,378
Property insurance	3,278	3,275	3,264	3,548	3,900
Personnel expenses	12,808	11,585	13,432	12,376	11,949
Utilities	8,215	7,936	8,027	7,407	7,786
Repairs and maintenance	4,175	3,750	5,591	5,822	4,345
Contract services	6,161	6,087	6,078	6,139	5,790
Advertising expenses	1,862	2,356	2,571	2,686	1,933
Other expenses	1,590	1,593	1,634	1,690	1,623
Total property operating expenses	57,839	53,404	57,905	58,359	56,704
Same-store portfolio NOI	$98,256	$104,162	$100,311	$97,253	$97,300

Same-store portfolio NOI margin	62.9%	66.1%	63.4%	62.5%	63.2%
Average occupancy	95.2%	95.3%	95.3%	95.3%	95.3%
Average effective monthly rent, per unit	$1,595	$1,597	$1,597	$1,591	$1,588

	For the Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Rental and other property revenue
Same-store portfolio	$156,095	$157,566	$158,216	$155,612	$154,004
Non same-store portfolio	9,118	9,231	8,672	6,279	6,901
Total rental and other property revenue	165,213	166,797	166,888	161,891	160,905
Property operating expenses
Same-store portfolio	57,839	53,404	57,905	58,359	56,704
Non same-store portfolio	4,285	3,856	3,794	2,576	2,559
Total property operating expenses	62,124	57,260	61,699	60,935	59,263
NOI
Same-store portfolio	98,256	104,162	100,311	97,253	97,300
Non same-store portfolio	4,833	5,375	4,878	3,703	4,342
Total property NOI	$103,089	$109,537	$105,189	$100,956	$101,642

(a)	Same-store portfolio consists of 109 properties, containing 31,735 units.
(b)	See the definitions at the end of this release for a reconciliation from GAAP net (loss) income to NOI.

SAME-STORE PORTFOLIO NET OPERATING INCOME (a)

three MONTHS ENDED March 31, 2026 AND 2025

Dollars in thousands, except per unit data

	For the Three Months Ended
	March 31,
	2026	2025	% change
Revenue:
Rental and other property revenue	$156,095	$154,004	1.4%
Property Operating Expenses:
Real estate taxes	19,750	19,378	1.9%
Property insurance	3,278	3,900	(15.9)%
Personnel expenses	12,808	11,949	7.2%
Utilities	8,215	7,786	5.5%
Repairs and maintenance	4,175	4,345	(3.9)%
Contract services	6,161	5,790	6.4%
Advertising expenses	1,862	1,933	(3.7)%
Other expenses	1,590	1,623	(2.0)%
Total property operating expenses	57,839	56,704	2.0%
Same-store portfolio NOI	$98,256	$97,300	1.0%

Same-store portfolio NOI margin	62.9%	63.2%	(0.3)%
Average occupancy	95.2%	95.3%	(0.1)%
Average effective monthly rent, per unit	$1,595	$1,588	0.4%

(a)	Same-store portfolio consists of 109 properties, containing 31,735 units.

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET

THREE MONTHS ENDED March 31, 2026

Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change
Atlanta, GA	13	5,180	$24,651	$23,991	2.8%	$9,560	$9,523	0.4%	$15,093	$14,466	4.3%	94.4%	93.2%	1.2%	$1,581	$1,596	(0.9)%
Dallas, TX	14	4,007	22,316	22,234	0.4%	8,697	8,431	3.2%	13,618	13,803	(1.3)%	96.1%	96.1%	0.0%	1,801	1,815	(0.8)%
Columbus, OH	10	2,510	12,049	11,787	2.2%	4,521	4,615	(2.0)%	7,529	7,172	5.0%	95.4%	96.2%	(0.8)%	1,570	1,525	3.0%
Tampa-St. Petersburg, FL	6	1,791	10,802	10,573	2.2%	4,070	3,882	4.8%	6,731	6,692	0.6%	95.8%	96.1%	(0.3)%	1,935	1,913	1.2%
Oklahoma City, OK	8	2,147	8,519	8,355	2.0%	2,871	2,801	2.5%	5,648	5,554	1.7%	95.5%	96.4%	(0.9)%	1,270	1,233	3.0%
Indianapolis, IN	7	1,979	8,994	8,853	1.6%	3,369	3,243	3.9%	5,625	5,611	0.2%	94.8%	96.0%	(1.2)%	1,477	1,448	2.0%
Denver, CO	6	1,418	7,984	8,085	(1.2)%	2,680	2,546	5.3%	5,304	5,539	(4.2)%	94.2%	95.0%	(0.8)%	1,837	1,846	(0.5)%
Nashville, TN	5	1,508	7,575	7,467	1.4%	2,480	2,492	(0.5)%	5,096	4,976	2.4%	95.8%	96.2%	(0.4)%	1,611	1,615	(0.2)%
Raleigh - Durham, NC	6	1,690	8,049	8,061	(0.1)%	3,004	2,969	1.2%	5,045	5,091	(0.9)%	93.8%	94.8%	(1.0)%	1,541	1,546	(0.3)%
Charlotte, NC	4	1,014	5,165	5,083	1.6%	1,715	1,611	6.5%	3,450	3,471	(0.6)%	95.9%	93.6%	2.3%	1,662	1,713	(3.0)%
Houston, TX	5	1,308	5,914	5,900	0.2%	2,661	2,456	8.3%	3,253	3,444	(5.5)%	95.8%	96.7%	(0.9)%	1,457	1,437	1.4%
Lexington, KY	3	886	4,359	4,043	7.8%	1,222	1,176	3.9%	3,137	2,867	9.4%	96.4%	96.7%	(0.3)%	1,527	1,419	7.6%
Huntsville, AL	4	1,051	4,626	4,775	(3.1)%	1,743	1,692	3.0%	2,883	3,083	(6.5)%	95.2%	95.8%	(0.6)%	1,395	1,446	(3.5)%
Memphis, TN	3	883	4,189	4,271	(1.9)%	1,383	1,475	(6.2)%	2,806	2,796	0.4%	96.0%	96.1%	(0.1)%	1,543	1,582	(2.5)%
Louisville, KY	3	794	3,495	3,377	3.5%	1,294	1,339	(3.4)%	2,201	2,038	8.0%	95.4%	96.4%	(1.0)%	1,350	1,291	4.6%
Orlando, FL	2	617	3,475	3,418	1.7%	1,328	1,255	5.8%	2,147	2,163	(0.7)%	92.5%	94.3%	(1.8)%	1,881	1,841	2.2%
Cincinnati, OH	2	542	3,011	2,869	4.9%	1,115	1,057	5.5%	1,896	1,812	4.6%	96.8%	96.6%	0.2%	1,713	1,636	4.7%
Greenville, SC	1	702	2,712	2,604	4.1%	969	1,018	(4.8)%	1,743	1,587	9.8%	94.9%	92.0%	2.9%	1,285	1,296	(0.8)%
Charleston, SC	2	518	2,812	2,774	1.4%	1,091	1,086	0.5%	1,721	1,688	2.0%	95.1%	96.1%	(1.0)%	1,778	1,756	1.3%
Myrtle Beach, SC - Wilmington, NC	3	628	2,565	2,656	(3.4)%	900	844	6.6%	1,665	1,812	(8.1)%	93.4%	94.3%	(0.9)%	1,387	1,393	(0.4)%
San Antonio, TX	1	306	1,427	1,414	0.9%	565	576	(1.9)%	861	838	2.7%	97.4%	96.9%	0.5%	1,437	1,451	(1.0)%
Austin, TX	1	256	1,406	1,414	(0.6)%	601	617	(2.6)%	804	797	0.9%	96.7%	96.4%	0.3%	1,756	1,786	(1.7)%
Total / Weighted Average	109	31,735	$156,095	$154,004	1.4%	$57,839	$56,704	2.0%	$98,256	$97,300	1.0%	95.2%	95.3%	(0.1)%	$1,595	$1,588	0.4%

CONSOLIDATED PROPERTY PORTFOLIO (a)

NET OPERATING INCOME EXPOSURE BY MARKET

Dollars in thousands, except rent per unit

					For the Three Months Ended
					March 31, 2026
Market	Number of Properties	Units	Gross Real Estate Assets	Period of Occupancy	Average Effective Monthly Rent per Unit	NOI	% of NOI
Atlanta, GA	13	5,180	$1,137,839	94.2%	$1,581	$15,093	14.7%
Dallas, TX	14	4,007	903,078	95.6%	1,801	13,618	13.3%
Columbus, OH	11	2,650	415,152	95.8%	1,577	7,932	7.5%
Tampa-St. Petersburg, FL	6	1,791	398,938	94.5%	1,935	6,731	6.6%
Indianapolis, IN	8	2,259	363,126	95.2%	1,493	6,435	6.3%
Denver, CO (a)(b)(c)	7	1,722	492,923	93.2%	1,777	5,953	5.8%
Oklahoma City, OK	8	2,147	349,402	95.8%	1,270	5,648	5.5%
Nashville, TN	5	1,508	380,546	95.4%	1,611	5,096	5.0%
Raleigh - Durham, NC	6	1,690	260,822	95.2%	1,541	5,045	4.9%
Orlando, FL	4	1,260	283,939	86.2%	1,891	3,850	3.7%
Memphis, TN (c)	4	1,383	161,712	92.7%	1,444	3,769	3.7%
Charlotte, NC	4	1,014	263,552	95.9%	1,662	3,450	3.4%
Houston, TX	5	1,308	218,783	95.6%	1,457	3,253	3.2%
Lexington, KY	3	886	168,939	95.4%	1,527	3,137	3.1%
Huntsville, AL	4	1,051	243,111	95.6%	1,395	2,862	2.8%
Louisville, KY	3	794	100,620	95.5%	1,350	2,201	2.1%
Cincinnati, OH	2	542	127,521	97.4%	1,713	1,896	1.8%
Greenville, SC	1	702	128,075	93.4%	1,285	1,743	1.7%
Charleston, SC	2	518	85,093	95.3%	1,778	1,721	1.7%
Myrtle Beach, SC - Wilmington, NC	3	628	70,210	94.6%	1,387	1,665	1.6%
San Antonio, TX	1	306	57,889	98.4%	1,437	861	0.8%
Austin, TX (a)	1	256	61,782	96.9%	1,756	804	0.8%
Total / Weighted Average	115	33,602	$6,673,052	94.7%	$1,593	$102,763	100.0%

(a)	Excludes our development projects Flatiron Flats and Tisdale at Lakeline Station. See the definitions at the end of this release.
(b)	Includes properties in our Fort Collins, CO and Colorado Springs, CO markets.
(c)	Includes one property that was held for sale as of March 31, 2026.

VALUE ADD SUMMARY BY MARKET

PROJECT LIFE TO DATE AS OF March 31, 2026

	Total	Total Units To Be	Units	Units	Rent Premium	% Rent	Renovation Costs per Unit (b)			ROI - Interior Costs	ROI - Total Costs
Market	Properties	Renovated	Complete	Leased	(a)	Increase	Interior	Exterior	Total	(c)	(c)
ONGOING
Atlanta, GA	7	3,174	1,409	1,359	$195	14.2%	$18,517	$3,053	$21,569	12.6%	10.8%
Dallas, TX	7	1,925	1,026	1,020	306	20.9%	19,591	2,713	22,304	18.7%	16.4%
Oklahoma City, OK	5	1,430	803	806	194	18.7%	17,140	2,372	19,512	13.6%	11.9%
Columbus, OH	5	1,306	800	790	248	19.8%	15,435	1,694	17,130	19.3%	17.3%
Indianapolis, IN	3	740	81	84	225	16.5%	18,419	2,210	20,629	14.7%	13.1%
Denver, CO	2	491	230	222	294	22.9%	14,385	3,695	18,080	24.5%	19.5%
Raleigh-Durham, NC	2	489	124	117	227	16.7%	18,228	3,130	21,358	14.9%	12.7%
Lexington, KY	1	436	195	197	363	30.8%	17,770	1,532	19,302	24.5%	22.5%
Nashville, TN	1	418	336	338	180	13.2%	17,480	1,321	18,801	12.4%	11.5%
Charleston, SC	1	274	80	81	277	16.4%	18,072	4,720	22,792	18.4%	14.6%
Total / Weighted Average	34	10,683	5,084	5,014	$238	18.3%	$17,732	$2,622	$20,354	16.1%	14.0%

FUTURE
Cincinnati, OH	1	350	—	—	—	—	—	—	—	—	—
Charleston, SC	1	244	—	—	—	—	—	—	—	—	—
Nashville, TN	1	176	—	—	—	—	—	—	—	—	—
Lexington, KY	1	150	—	—	—	—	—	—	—	—	—
Total / Weighted Average	4	920	—	—	—	—	—	—	—	—	—

COMPLETED (d)
Atlanta, GA	4	1,482	1,382	1,369	243	21.3%	12,470	1,503	13,974	23.4%	20.9%
Tampa-St. Petersburg, FL	4	1,236	1,180	1,164	288	21.6%	15,023	1,482	16,505	23.0%	21.0%
Memphis, TN	3	1,053	1,017	1,012	240	22.9%	13,346	916	14,262	21.6%	20.2%
Columbus, OH	3	763	725	722	204	22.3%	10,529	666	11,194	23.3%	21.9%
Louisville, KY	2	728	728	786	214	24.0%	15,663	2,173	17,837	16.4%	14.4%
Raleigh-Durham, NC	2	646	603	601	198	17.6%	15,415	1,585	17,001	15.4%	14.0%
Dallas, TX	1	300	262	263	273	18.8%	19,822	2,152	21,974	16.5%	14.9%
Wilmington, NC	1	288	288	287	77	7.6%	8,118	56	8,174	11.4%	11.3%
Austin, TX	1	256	221	221	260	18.1%	19,039	1,486	20,526	16.4%	15.2%
Indianapolis, IN	1	236	210	209	248	22.8%	15,807	1,484	17,291	18.8%	17.2%
Oklahoma City, OK	1	197	171	170	188	22.3%	17,567	1,443	19,011	12.8%	11.9%
Total / Weighted Average	23	7,185	6,787	6,804	232	21.0%	13,987	1,366	$15,353	19.9%	18.2%

Grand Total/Weighted Average	61	18,788	11,871	11,818	$235	19.9%	$15,570	$1,987	$17,557	18.1%	16.1%

(a)	See the definitions section for a full description of Rent Premium. The weighted average Rent Premium including the impact of concessions was $194.
(b)	See the definitions section for a full description of Renovation Costs per Unit.
(c)

See the definitions section for a full description of ROI. ROI-Interior costs using rent premium including the impact of concessions was 14.9%. ROI-Total costs using rent premium including the impact of concessions was 13.2%.

(d)

We consider value add projects completed when over 85% of the property’s units to be renovated have been completed. We continue to renovate remaining unrenovated units as leases expire until we complete 100% of the property’s units.

INVESTMENT AND DEVELOPMENT ACTIVITY

Dollars in thousands except per unit amounts

2026 ACQUISITIONS
Property	Market	Units	Date Acquired	Purchase Price	Price per Unit	Average Rent per Unit at Acquisition
The Retreat at Canal	Columbus, OH	140	1/15/2026	$29,500	$211	$1,455

ASSETS HELD FOR SALE AS OF MARCH 31, 2026
Property	Location	Units
Bella Terra at City Center	Denver, Colorado	304
Stonebridge Crossings	Memphis, Tennessee	500
Total		804

REAL ESTATE UNDER DEVELOPMENT
Development	Tisdale at Lakeline Station (a)(b)	Flatiron Flats (b)
Location	Austin, Texas	Denver, Colorado
Planned Units	378	296
Start Date	2Q 2022	4Q 2022
Initial Occupancy	4Q 2025	1Q 2025
Completion Date	4Q 2025	1Q 2025
Projected Stabilization date	1Q 2027	2Q 2026
Total Development Costs	$110,551	$114,100
% of Planned Units Delivered as of March 31, 2026	100%	100%
Occupancy % as of April 27, 2026 (c)	33.6%	66.2%
Leased % as of April 27, 2026 (c)	37.3%	81.8%

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

	Lakeline Station (a)	The Mustang (d)	Nexton Pine Hollow	The Approach
Location	Austin, TX	Dallas, TX	Charleston, SC	Indianapolis, IN	Total
Units	378	275	324	318	917
Estimated delivery date	—	—	Q2 2027	Q3 2027
Total construction budget	$—	$109,583	$78,949	$79,364	$267,896
Total project debt	$—	$79,447	$47,191	$49,250	$175,888
Remaining expected IRT investment	$—	$—	$459	$14,675	$15,134
Carrying value of IRT's investment	$—	$31,944	$29,073	$5,543	$66,560

Net operating (loss) income	$(12)	$925	$—	$—	$913
Interest expense	(52)	(1,133)	—	—	(1,185)
CFFO	$(64)	$(208)	$—	$—	$(272)
Depreciation	(41)	(986)	—	—	(1,028)
Other income	1	—	—	—	1
Net (loss) income	$(105)	$(1,194)	$—	$—	$(1,299)
IRT's equity interest in investments in unconsolidated real estate entities	90.0%	85.0%	90.0%	66.6%
(Loss) income from investments in unconsolidated real estate entities	$(94)	$(1,015)	$—	$61	$(1,047)

(a)	Lakeline Station was an investment in unconsolidated real estate entity from January 1-19, 2026 and the underlying property, Tisdale at Lakeline Station was consolidated into our financial results effective January 20, 2026.
(b)	We will continue to classify these properties as development properties since they are in lease-up and have not reached overall occupancy of 90%.
(c)	Leased % and occupancy % are calculated using the leased or occupied units, as applicable, divided by the total number of units.
(d)	The Mustang is an operating property consisting of 275 units. The property is currently being marketed for sale.

DEBT SUMMARY AS OF March 31, 2026

Dollars in thousands

	Amount	Weighted Average Contractual Rate	Weighted Average Hedged Effective Rate (a)	Type	Weighted Average Maturity (in years)
Debt:
Unsecured revolver (b)	$210,372	4.4%	4.8%	Floating	2.8
Unsecured term loans (c)	750,000	4.5%	4.0%	Floating	2.8
Secured credit facilities (d)	580,193	4.2%	4.4%	Fixed	2.7
Mortgages	736,091	3.9%	4.0%	Fixed	3.1
Unsecured notes (e)	150,000	5.4%	5.6%	Fixed	7.0
Total Principal	2,426,656	4.3%	4.3%		3.1
Loan premiums (discounts), net	19,833
Unamortized deferred financing costs	(12,946)		Credit Ratings:
Total Consolidated Debt	2,433,543		Agency	Rating	Outlook
Equity Market Capitalization	3,598,014		Fitch	BBB	Stable
Total Capitalization	$6,031,557		S&P	BBB	Stable

(a)

Represents the weighted average effective interest rates for the three months ended March 31, 2026, including the impact of interest rate swaps and collars, amortization of hedging costs, and deferred financing costs but excluding the impact of loan premium amortization, discount accretion, and interest capitalization. As of March 31, 2026, we maintained hedges that have effectively fixed a portion of our floating rate debt as follows:

Hedges:	Notional	Start	End	Swap Rate	Floor Rate	Cap Rate
Swap	$ 150,000	6/17/2021	6/17/2026	2.18%	—	—
Swap	$ 150,000	5/17/2022	5/17/2027	0.99%	—	—
Swap	$ 200,000	3/17/2023	3/17/2030	3.39%	—	—
Collar	$ 100,000	1/17/2024	1/17/2028	—	1.50%	2.50%
Collar	$ 100,000	11/17/2024	1/17/2028	—	1.50%	2.50%
Forward starting swap	$ 150,000	6/17/2026	6/17/2030	3.26%	—	—

(b)	Unsecured revolver total capacity is $750,000, of which $210,372 was drawn as of March 31, 2026. The maturity date of the borrowings under the unsecured revolver is January 8, 2029.
(c)	Consists of a (i) $350,000 unsecured term loan with a maturity date of February 11, 2030 and a (ii) $400,000 unsecured term loan with a maturity date of January 28, 2028.
(d)

Consists of a (i) $505,112 secured credit facility, two tranches of which, in an aggregate principal amount of $464,644, have a maturity date of August 1, 2028 and the third tranche of which, in the principal amount of $40,468, has a maturity date of March 1, 2030 and a (ii) $75,081 secured credit facility with a maturity date of July 1, 2030.

(e)	Consists of (i) $75,000 aggregate principal amount of unsecured private placement notes with a maturity date of October 1, 2031 and at a fixed annual interest rate of 5.32% and (ii) $75,000 aggregate principal amount of unsecured private placement notes with a maturity date of October 1, 2034 and at a fixed annual interest rate of 5.53%.

DEBT AND CREDIT METRICS

AS OF March 31, 2026

Dollars in thousands

(a)	On February 11, 2026, the Company entered into a new $350 million unsecured term loan. With the proceeds, the Company retired its $200 million term loan and, with the balance, will retire its remaining 2026 mortgages at their maturity dates.

Debt Covenant Summary (b)

	Requirement	Actual	Compliance
Consolidated leverage ratio	≤ 60%	32.1%	Yes
Consolidated fixed charge coverage ratio	≥ 1.5x	2.9x	Yes
Unsecured leverage ratio	≤ 60%	24.2%	Yes

(b)	For a complete listing of all debt covenants along with definitions of each covenant calculation see the Sixth Amended and Restated Credit Agreement, which was filed as Exhibit 10.1 of our Form 8-K filed on February 11, 2026.

Encumbered & Unencumbered Statistics (c)

	Total Units	% of Total	Gross Real Estate Assets	% of Total	Q1 2026 NOI	% of Total
Unencumbered assets	21,848	65.0%	$3,927,888	58.9%	$66,393	64.6%
Encumbered assets	11,754	35.0%	2,745,164	41.1%	36,370	35.4%
	33,602	100.0%	$6,673,052	100.0%	$102,763	100.0%

(c)	Excludes our development projects Flatiron Flats and Tisdale at Lakeline Station. See the definitions at the end of this release.

Components of Interest Expense

	For the Three Months Ended
	March 31, 2026	March 31, 2025
Interest expense on secured and unsecured debt	$25,631	$26,044
Plus: Senior unsecured credit facility commitment fees and other finance related charges	306	288
Plus: Amortization of deferred financing costs	1,012	895
Plus: Amortization related to derivative instruments	226	257
Less: Gain on interest rate hedges	(2,309)	(3,566)
Less: Capitalized interest	(2,117)	(2,541)
Interest expense before loan (premium accretion) discount amortization, net	22,749	21,377
Less: Loan (premium accretion) discount amortization, net (d)	(2,017)	(2,029)
Interest expense per our Consolidated Statement of Operations	$20,732	$19,348

(d)

Represents loan premiums and discounts associated with debt assumed in conjunction with property acquisitions. Reconciles our CFFO interest expense to our GAAP interest expense on our condensed consolidated statements of operations.

DEFINITIONS

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of net rent amounts, after concessions amortized over the life of the lease, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.

Development Property

A development property is a property that is either currently under development or is in lease-up prior to reaching overall occupancy of 90%.

EBITDA and Adjusted EBITDA

Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as loss on impairment (gain on sale) of real estate, debt extinguishments and acquisition related debt extinguishment expenses, casualty (gains) losses and income (loss) from investments in unconsolidated real estate entities. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

We believe that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, loss on impairment (gain on sale) of real estate and unconsolidated real estate entities, and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as casualty (gains) losses, loan premium accretion and discount amortization and debt extinguishment costs from the determination of FFO.

Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.

Lease Over Lease Effective Rent Growth

Lease Over Lease Effective Rent Growth represents the change in the weighted average effective monthly rental rate, including the impact of concessions, where both the current and prior lease associated with a unit reflect standard leasing activity and have terms of 9–14 months.  We also report Lease Over Lease Effective Rent Growth for All Leases, which represents the change in the weighted average effective monthly rental rate, including the impact of concessions, for all leases regardless of lease terms.  We may report Lease Over Lease Effective Rent Growth for new leases, renewal leases, or blended across both new and renewal leases.

Net Debt

Net debt, a non-GAAP financial measure, equals total consolidated debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total consolidated debt to net debt (dollars in thousands).

	As of
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Total debt	$2,433,543	$2,281,475	$2,296,202	$2,249,801	$2,253,957
Less: cash and cash equivalents	(23,341)	(23,564)	(23,290)	(19,491)	(29,055)
Less: loan discounts and premiums, net	(19,833)	(21,850)	(23,863)	(25,469)	(27,454)
Total net debt	$2,390,369	$2,236,061	$2,249,049	$2,204,841	$2,197,448

We present net debt and net debt to Adjusted EBITDA because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.

Net Operating Income

We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding interest expense, depreciation and amortization, casualty related costs and gains, property management expenses, general and administrative expenses and net gains on sale of assets.

Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same-store and non same-store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

A reconciliation from GAAP net income (loss) to NOI is provided below (dollars in thousands):

	For the Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Net (loss) income	$(127)	$34,015	$6,995	$8,172	$8,526
Other revenue	(109)	(330)	(250)	(297)	(338)
Property management expenses	8,237	6,674	7,891	7,715	7,826
General and administrative expenses	8,514	4,673	4,905	5,982	8,406
Depreciation and amortization expense	64,632	62,984	61,735	59,794	58,725
Casualty losses (gains), net	77	755	419	255	(115)
Interest expense	20,732	20,422	20,455	18,773	19,348
(Gain on sale) loss on impairment of real estate assets, net	—	(17,491)	12,841	—	(1,496)
Loss on extinguishment of debt	—	—	—	—	67
Other loss	86	238	12	—	103
Loss (income) from investments in unconsolidated real estate entities	1,047	(2,403)	(9,814)	562	590
NOI	$103,089	$109,537	$105,189	$100,956	$101,642
Less: Non same-store portfolio NOI	4,833	5,375	4,878	3,703	4,342
Same-store portfolio NOI	$98,256	$104,162	$100,311	$97,253	$97,300

Non Same-Store Properties and Non Same-Store Portfolio

Properties that did not meet the definition of a same-store property as of the beginning of the previous year.

Same-Store Properties and Same-Store Portfolio

We review our same-store portfolio at the beginning of each calendar year. Properties are added into the same-store portfolio if they were owned and not a development property at the beginning of the previous year. Properties that are held for sale or have been sold are excluded from the same-store portfolio.

Rent Premium on Value Add Renovations

The rent premium reflects the per unit per month difference between the rental rate on the renovated unit excluding the impact of upfront concessions, if any, and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures. We believe excluding the impact of upfront concessions from our rental rates when comparing to the market rental rates for unrenovated units makes the comparison most relevant and the resulting premium provides management with an indicator of the increased rent generated by the unit renovation.

Renovation Costs per Unit

Renovation costs per unit includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.

Return on Investment (“ROI”) on Value Add Renovations

ROI is calculated using the Rent Premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit or the total renovation costs, as applicable. We use ROI on value add renovation projects to measure the profitability of a renovation project relative to other projects or relative to other uses of our capital.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (dollars in thousands).

	As of
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Total assets	$6,099,308	$6,021,750	$6,092,592	$5,962,626	$5,983,494
Plus: accumulated depreciation (a)	989,530	932,347	890,039	838,718	789,619
Plus: accumulated amortization	78,578	76,419	75,395	72,976	71,001
Total gross assets	$7,167,416	$7,030,516	$7,058,026	$6,874,320	$6,844,114

(a)	Includes accumulated depreciation associated with real estate held for sale, as applicable.